UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2006, the U.S. Army's Small Business Innovation Research (SBIR) Program awarded a Phase II SBIR contract (Contract) to JMAR Technologies, Inc.'s Research Division (JMAR). This award supports the continued development of JMAR's compact laser system used for real-time spectrochemical hazard analysis in the field. Under the Contract, JMAR will design and build two prototypes to demonstrate both man-portable and vehicle-mounted systems. The amount of the Contract is $711,247, including a $210,078 option. Work under the Contract is expected to be completed in 2007.

Leveraging JMAR's proprietary BriteLight technology, the new laser system will be designed specifically for adjustable, double-pulse mode operation to support laser-induced breakdown spectroscopy (LIBS). LIBS techniques are well suited to field analysis since only the laser beam must reach the sample, allowing safe, remote monitoring of hazardous materials situated in difficult to reach locations.

On September 11, 2006, JMAR issued a press release announcing the award of the Contract.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on September 11, 2006 announcing the award of Phase II contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

September 14, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on September 11, 2006 announcing the award of Phase II contract.